Surgalign Announces First Quarter 2023 Results and
Provides Update on its Business Operations

Deerfield, Ill., May 11, 2023 – Surgalign Holdings, Inc., (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today announced financial results for its 2023 first quarter ended March 31, 2023.

2023 First Quarter and Subsequent Corporate Highlights:
•Launch of HOLO™ AI Insights for Spine Imaging; collaboration with Dr. Alexander Vaccaro, Dr. Pierce Nunley and Spine Institute of Louisiana, and leading neuro and orthopedic spine surgeons and San Diego Spine Foundation.
•Launch of HOLO AI Insights for Neurovascular Research; collaboration with Dr. Brian Jankowitz, a fellowship trained cerebrovascular neurosurgeon, for neurovascular research.
•HOLO Portal™ Surgical Guidance System (“HOLO Portal”) upgrades unveiled; next generation software and new surgical tool integration to improve system functionality and drive further adoption.
•Two new sites added in May 2023 for HOLO Portal; onboarding underway with cases to be scheduled.
•HOLO Portal expansion into Texas; first case performed by Dr. Ripul Panchal, DO of Medical City Frisco, part of HCA Healthcare.
•Sale of its Coflex® and CoFix™ product lines for $17.0 million, raising net proceeds of $14.8 million.

“Throughout 2023, we have advanced our HOLO AI portfolio with an upgraded HOLO Portal system, and the launch of HOLO AI Insights for research-use for both spine imaging and neurovascular research,” stated Terry Rich, President and Chief Executive Officer. “This was made possible by the invaluable feedback from the medical community, and we couldn’t be happier to be working with such world-class physicians to harness the full potential of artificial intelligence. We are focused on further enhancements to our AI platform with a goal to expedite commercialization efforts as we capitalize on the Digital Health opportunity.”

Mr. Rich continued, “With the sale of our Coflex and CoFix product lines in February, we strengthened our balance sheet and extended our cash runway, while our restructuring initiatives are progressing accordingly to plan. We will remain vigilant in our capital allocation and continue to explore strategic paths to improve liquidity and provide the resources needed to execute on our vision.”

Financial Update

Total revenue for the three months ended March 31, 2023 was $16.7 million as compared to $20.6 million in the comparable year-ago period, a decline of $3.9 million. On a sequential basis when compared to the three months ended December 31, 2022, total revenue declined by $3.9 million. The sequential decrease in revenue was primarily related to a significant reduction in product offerings as part of the Company's ongoing restructuring efforts, lower international revenue resulting from wind down of the international business, and lost revenue from the sale of the Coflex® and CoFix™ product lines in February 2023.

The Company reported gross margin of 63.7% for the three months ended March 31, 2023, as compared to gross margin of 68.9% in the comparable year-ago period, a reduction of 520 basis points. On a sequential basis when compared to the three months ended December 31, 2022, gross margin improved by 7730 basis points. The sequential increase in gross profit was primarily related to product rationalization initiatives during the fourth quarter of 2022, which led to significant charges to cost of goods sold in that period.

On a non-GAAP basis, the Company reported adjusted gross margin of 69.5% for the three months ended March 31, 2023, as compared to adjusted gross margin of 70.9% in the comparable year-ago period, a reduction of 140 basis points. On a sequential basis when compared to the three months ended December 31, 2022, adjusted gross margin decreased by 240 basis points.

Total operating expenses for the three months ended March 31, 2023 were $24.4 million as compared to $23.1 million in the comparable year-ago period, an increase of $1.3 million or 5.8%. On a sequential basis when compared to the three months ended December 31, 2022, total operating expenses declined by approximately $20.9 million. The primary drivers for the sequential improvement in operating expenses were a $17.5 million decline in transaction and financing expenses related to the Company’s November 2022 warrant offering, and a $1.3 million decline in general and administrative expenses, primarily related to restructuring.

On a non-GAAP basis, total adjusted operating expenses for the three months ended March 31, 2023 were $23.0 million, as compared to $28.4 million for the three months ended March 31, 2022. Excluded from non-GAAP operating expenses for the 2023 first quarter was a gain of $1.1 million due to adjustments to the fair value of Holo Surgical Inc. contingent consideration, $0.6 million in asset impairment charges, $1.0 million in non-cash stock-based compensation, $0.5 million in transaction and financing expenses, and $0.5 million in severance and restructuring costs. On a sequential basis when compared to the three months ended December 31, 2022, total adjusted operating expenses declined by approximately $1.6 million.

The Company reported an operating loss of $1.1 million for the three months ended March 31, 2023, as compared to an operating loss of $8.9 million in the comparable year-ago period and an operating loss of $48.2 million for the three months ended December 31, 2022.
Net income from continuing operations for the three months ended March 31, 2023 was $4.1 million. This compares to net income from continuing operations of $0.0 million in the comparable year-ago period and a net loss from continuing operations of $39.1 million for the three months ended December 31, 2022.

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) for the three months ended March 31, 2023 was a loss of $10.8 million. This compares to an Adjusted EBITDA loss of $13.3 million in the comparable year-ago period and an Adjusted EBITDA loss of $9.1 million for the three months ended December 31, 2022.

As of March 31, 2023, cash and cash equivalents were approximately $22.4 million, as compared to $16.3 million reported as of December 31, 2022.

The Company continues to implement a corporate-wide review of its organizational structure, processes and costs, along with continued product rationalization initiatives. The restructuring plan began during the fourth quarter of 2022 and continues today.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. ET today. The conference call can be accessed by dialing (888) 437-3179 (U.S.) or (862) 298-0702 (International). The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 40 countries worldwide through its network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management, and such forward-looking statements include (among others) statements regarding anticipated future financial and operating performance (including forecasted full-year revenue and number of HOLO sites secured), product rationalization and expense reduction initiatives and the results thereof, potential third party financing and anticipated cash needs. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K, 10-Q and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding; (iii) the need for additional financing to fund future operations; (iv) our expectations regarding our ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Global Select Market; (v) our financial position and results, total revenue, product revenue, gross margin, and operations; (vi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (vii) risks relating to existing or potential litigation or regulatory actions; (viii) the continued impact of COVID-19 variants, particularly in international markets served by the Company; (ix) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy; (x) the reliability of our supply chain; (xi) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (xii) whether or when the demand for procedures involving our products will increase; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain; (xv) the effect and timing of changes in laws or in governmental regulations; and (xvi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company's SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign's website at http://www.surgalign.com/ or the SEC’s website at http://www.sec.gov/. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor and Media Relations Contact:
Glenn Wiener
GW Communications
T: +1 (917) 887 8434
E: gwiener@gwcco.com

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended
	March 31,
	2023	2022
Revenues	$16,748	$20,605
Cost of goods sold	6,074	6,410
Gross profit	10,674	14,195
Operating Expenses:
General and administrative	21,127	25,317
Severance and restructuring costs	466	—
Research and development	2,905	4,447
Gain on acquisition contingency	(1,066)	(8,503)
Asset impairment and abandonments	553	939
Transaction and financing expenses	463	916
Total operating expenses	24,448	23,116
Gain on sale of Coflex	(12,631)	—
Operating loss	(1,143)	(8,921)
Other (income) expense - net
Other (income) expense - net	(147)	28
Interest expense	252	252
Foreign exchange (gain) loss	(238)	353
Change in fair value of warrant liability	(5,288)	(9,743)
Total other (income) - net	(5,421)	(9,110)
Income before income tax provision	4,278	189
Income tax provision	133	162
Net income from operations	4,145	27
Other comprehensive income (loss)
Unrealized foreign currency translation (gain)	(509)	(109)
Total other comprehensive income	$4,654	$136

Net income per common share - basic	$0.51	$0.00
Net (loss) income per common share - diluted	$(0.03)	$0.00
Weighted average shares outstanding - basic	8,072,339	5,733,646
Weighted average shares outstanding - diluted	13,320,439	5,910,719

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31,	December 31,
	2023	2022
Assets
Cash	$22,430	$16,295
Accounts receivable - net	12,575	16,057
Current inventories - net	13,530	17,710
Prepaid and other assets	4,895	6,649
Total current assets	$53,430	$56,711
Non-current inventories - net	6,148	5,947
Property, plant and equipment - net	2,421	2,057
Other assets - net	5,713	5,527
Total assets	$67,712	$70,242

Liabilities, Mezzanine Equity and Stockholders' Equity
Accounts payable	$7,492	$7,705
Accrued expenses and other current liabilities	12,090	13,146
Accrued income taxes	402	296
Total current liabilities	$19,984	$21,147
Notes payable - related party	10,244	10,192
Acquisition contingencies - Holo	22,995	24,061
Warrant liability	15,512	22,982
Other Long-term liabilities	7,906	7,583
Total liabilities	$76,641	$85,965

Mezzanine equity	10,006	10,006

Stockholders' equity:
Common stock and additional paid-in capital	604,487	601,329
Accumulated other comprehensive loss	(3,349)	(2,840)
Accumulated deficit	(620,073)	(624,218)
Total stockholders' equity	$(18,935)	$(25,729)
Total liabilities and stockholders' equity	$67,712	$70,242

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$4,145	$27
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	499	562
Provision for bad debts and product returns	29	913
Investor fee	—	916
Change in fair value of warrant liability	(5,288)	(9,743)
Provision for inventory write-downs	215	3,044
Deferred income tax provision	(21)	—
Stock-based compensation	985	1,374
Asset impairment and abandonments	553	939
Gain on acquisition contingency	(1,066)	(8,503)
Gain on sale of Coflex	(12,631)	—
Other	(35)	(3)
Change in assets and liabilities:
Accounts receivable	3,451	(2,235)
Inventories	1,580	(2,122)
Accounts payable	(2,405)	1,771
Accrued expenses	(826)	(17,492)
Right-of-use asset and lease liability	(360)	(2)
Other operating assets and liabilities	2,153	11,416
Net cash used in operating activities	$(9,022)	$(19,138)
Cash flows from investing activities:
Purchases of property and equipment	(1,297)	(1,261)
Disposal of Coflex	17,000	—
Patent and acquired intangible asset costs	(35)	(81)
Net cash provided by (used in) investing activities	$15,668	$(1,342)
Cash flows from financing activities:
Share offering proceeds including prefunded warrant exercised, net	—	17,729
Payment of Holo Milestones - contingent consideration	—	(4,081)
Pre-funded warrant execution	1	—
Payments for treasury stock	(20)	(5)
Net cash (used in) provided by investing activities	$(19)	$13,643
Effect of exchange rate changes on cash and cash equivalents	(492)	227
Net increase (decrease) in cash and cash equivalents	6,135	(6,610)
Cash and cash equivalents, beginning of period	16,295	51,287
Cash and cash equivalents, end of period	$22,430	$44,677
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net loss applicable to common shares, non-GAAP net loss per diluted share, non-GAAP operating expenses, and non-GAAP gross profit, in each case adjusted for certain amounts. In addition, we disclose EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net loss applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the reconciliations below.
The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three months ended March 31, 2023 and 2022. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.
2023 and 2022 Non-cash stock-based compensation – These costs relate to expense amortization for all stock-based awards made to employees and directors, including restricted stock awards, restricted stock units, stock options and the employee stock purchase plan purchase rights.
2023 and 2022 Foreign exchange (gain) loss– These costs relate to the process of remeasuring international activity into the Company's functional currency.
2023 and 2022 Change in fair value of warrant liability – Other income related to the revaluation of our warrant liability.
2023 and 2022 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Holo Surgical acquisition.
2023 and 2022 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the asset group.
2023 and 2022 Transaction and financing expenses – These costs relate to professional fees associated with financings, issuance costs for the underwritten public offering, and service related to sale of the Company’s Coflex inventory line.
2023 and 2022 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the two months of January and February of 2023 prior to the sale of inventory line, and for the three months ended March 31, 2022.
2023 Severance and restructuring costs – These costs relate to employee related severance costs as a result of the Company’s organization restructuring plan.
2023 Gain on sale of Coflex – Gain related to the sale of the Company’s Coflex and Cofix product lines in the United States.
2023 Product rationalization – These costs relate to inventory write downs associated with the wind down of the international business.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2023		2022
Revenues	$16,748	100.0%	$20,605	100.0%
Costs of processing and distribution	6,074	36.3%	6,410	31.1%
Gross profit, as reported	10,674	63.7%	14,195	68.9%
Inventory write-off	730	4.4%	—	—%
Inventory purchase price adjustment	235	1.4%	410	2.0%
Non-GAAP gross profit, adjusted	$11,639	69.5%	$14,605	70.9%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Operating Expenses, Adjusted
(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2023	2022
Operating Expenses	$24,448	$23,116
Non-cash stock-based compensation	985	1,374
Gain on acquisition contingency	(1,066)	(8,503)
Asset impairment and abandonments	553	939
Transaction and integration expenses	463	916
Severance and restructuring costs	466	—
Non-GAAP Operating Expenses, adjusted*	$23,047	$28,390
Non-GAAP Operating Expenses, adjusted, as a percent of revenues	137.6%	137.8%

*Please note this reconciliation does not include HOLO™ Portal capitalized costs of $0.4 million and $0.0 million for the three months ended March 31, 2023 and 2022.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income Applicable to Common Shares and Income Per Diluted Share to Adjusted Net Loss Applicable to Common Shares and Adjusted Net Loss Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Three Months Ended
	March 31, 2023		March 31, 2022
	Net Income Applicable to Common Shares	Amount Per Diluted Share	Net Income Applicable to Common Shares	Amount Per Diluted Share
Net income from continuing operations	$4,145	$0.31	$27	$0.00
Change in fair value of warrant liability	(5,288)	(0.40)	(9,743)	(1.65)
Gain on acquisition contingency	(1,066)	(0.08)	(8,503)	(1.44)
Non-cash stock-based compensation	985	0.07	1,374	0.23
Foreign exchange (gain) loss	(238)	(0.02)	353	0.06
Gain on sale of Coflex	(12,631)	(0.95)	—	0.00
Asset impairment and abandonments	553	0.04	939	0.16
Transaction and financing expenses	463	0.03	916	0.15
Inventory purchase price adjustment	235	0.02	410	0.07
Product rationalization	730	0.05	—	0.00
Severance and restructuring costs	466	0.03	—	0.00
Tax effect on adjustments	17	0.00	—	0.00
Non-GAAP net loss from continuing operations, adjusted*	$(11,629)	$(0.90)	$(14,227)	$(2.42)

*Please note this reconciliation does not include HOLO™ Portal capitalized costs of $0.4 million and $0.0 million for the three months ended March 31, 2023 and 2022.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income Applicable to Commons Shares to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2023	2022
Net income from continuing operations	$4,145	$27
Interest expense, net	252	252
Income tax provision	133	162
Depreciation	450	509
EBITDA	$4,980	$950
Reconciling items impacting EBITDA
Non-cash stock-based compensation	985	1,374
Foreign exchange loss	(238)	353
Other reconciling items*
Inventory purchase price adjustment	235	410
Change in fair value of warrant liability	(5,288)	(9,743)
Gain on acquisition contingency	(1,066)	(8,503)
Gain on sale of Coflex	(12,631)	—
Asset impairment and abandonments	553	939
Transaction and financing expenses	463	916
Product rationalization	730	—
Severance and restructuring costs	466	—
Adjusted EBITDA*	$(10,811)	$(13,304)
Adjusted EBITDA as a percent of revenues	(64.6)%	(64.6)%

*Please note this reconciliation does not include HOLO™ Portal capitalized costs of $0.4 million and $0.0 million for the three months ended March 31, 2023 and 2022.
#See explanations in Non-GAAP Financial Measures above.